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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-30909) and on Forms S-8 (No. 33-77882, No. 33-77884, No. 33-77888, and No. 333-21333), of DT Industries, Inc., of our
report dated August 22, 2002, appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
October 3, 2002